Exhibit 99.1

FOR IMMEDIATE RELEASE

Clarus to Acquire Rhino-Rack, Premier Aftermarket Automotive Roof Rack and Accessories Brand

- Transformative Acquisition Aligns with Clarus’ Global “Super Fan” Strategy and Expected to Add Significant Scale, Global Reach and Compelling Growth Opportunities -

- Acquisition Expected to be Immediately Accretive -

SALT LAKE CITY – June 1, 2021 – Clarus Corporation (NASDAQ: CLAR) (“Clarus” and/or the “Company”), a global company focused on the outdoor and consumer enthusiast markets, today announced it has entered into a definitive agreement to acquire Australia-based Rhino-Rack Pty Ltd (“Rhino-Rack”), a leading manufacturer and distributor of highly-engineered automotive roof racks, trays, mounting systems, luggage boxes, carriers, and accessories, for an aggregate purchase price of approximately $USD 198 million ($AUD 255 million). Rhino-Rack will continue to operate independently as a wholly-owned indirect subsidiary of Clarus and will constitute a third reporting segment called mobile solutions for outdoor adventure.

The purchase consideration is comprised of $USD 150 million ($AUD 194 million) cash and approximately 2.3 million shares of Clarus common stock calculated pursuant to the terms of the purchase agreement.

Richard Cropley, Rhino-Rack’s founder and Managing Director, is anticipated to be a top five shareholder of Clarus following the completion of the transaction. In addition, an earn-out of $USD 8 million ($AUD 10 million) in cash is payable on July 31, 2022, contingent on the achievement of a specified revenue target. The Company expects the cash consideration to be financed through the upsizing of the Company’s existing credit facility led by J.P. Morgan. The acquisition of Rhino-Rack is expected to be immediately accretive to Clarus following closing.

Headquartered in Sydney, Australia and founded in 1992 by Mr. Cropley, Rhino-Rack is an iconic brand that embodies the Clarus’ Super Fan ethos. Rhino-Rack has leading market share for its core products in Australia and New Zealand with a growing presence globally, particularly in the U.S., and is best known for its superior “north / south” roof rack designs with best-in-class solutions that “make space for adventure.” Customers rely on Rhino-Rack to transform their vehicles for work, play, or anything in between. Rhino-Rack has well-established routes to market through a combination of long-standing distributors, retail relationships, OEM partners, third-party e-commerce sites and growing direct-to-consumer presence.

For the trailing twelve-month period ended March 31, 2021, Rhino-Rack generated approximately $USD 90 million ($AUD 115 million) in net sales and approximately $USD 16.7 million ($AUD 21.5 million) of Adjusted EBITDA. Approximately 80% of Rhino-Rack’s sales came from Australia and New Zealand, and 20% from North America.

John Walbrecht, President of Clarus, said, “Rhino-Rack is truly a unique brand and one that we view as perfectly aligning with our Super Fan brand acquisition strategy. Since its founding, Richard has built a durable business with leading brand and market positions, a customer-centric focus, and an affinity for protecting and funding an important cause related to rhinoceros conservation. Immediately following the closing of the transaction, we intend to expand Rhino-Rack’s product penetration in North America, organically grow in its core Australia and New Zealand markets, and capitalize on our existing network of key distributors and dealers to develop sales in the rest of the world. We are excited to welcome the entire Rhino-Rack team to Clarus as we continue our shared vision of providing consumers with the best engineered products designed to get them from their homes to their adventures.”

Richard Cropley, founder and Managing Director of Rhino-Rack, said, “When we founded Rhino-Rack, we set out to create world-class roof racks for outdoor enthusiasts. After three decades, we have developed a deep heritage and a loyal and passionate user base, which we have expanded into a variety of other products and markets. We are excited to have a partner that shares our commitment to innovation and has a track record of growing successful brands across categories, regions, and channels. Clarus will continue Rhino-Rack’s legacy of manufacturing products with the superior design and engineering that our customers have come to expect and trust.”

Warren Kanders, Executive Chairman of Clarus, said, “Rhino-Rack is an important and major addition to our strong portfolio of brands. We look forward to building on and accelerating Rhino-Rack’s growth through product innovation, further investment in engineering, operational excellence, and disruptive marketing. It is an added benefit that we have the opportunity to partner with someone of Richard’s caliber and character, and we are eager to work with his family and the entire Rhino-Rack team during this exciting next phase.”

The transaction is expected to close in July 2021, subject to customary closing conditions as well as certain regulatory approvals in New Zealand. Following the closing of the transaction, the Rhino-Rack management team will continue to run the business from Rhino-Rack’s headquarters in Sydney, Australia.

Clarus expects to provide additional information on the Rhino-Rack transaction in connection with its second quarter conference call expected to be held in August 2021.

Stifel served as financial advisor to Clarus and Baker McKenzie in Australia served as legal advisor to Clarus. Deloitte Corporate Finance in Australia served as financial advisor to Rhino-Rack and Ash Street Partners served as legal advisor to Rhino-Rack.

About Clarus Corporation

Founded in 1991 and headquartered in Salt Lake City, Utah, Clarus Corporation is a leading developer, manufacturer and distributor of best-in class outdoor equipment and lifestyle products focused on the climb, ski, mountain, and sport markets. With a strong reputation for innovation, style, quality, design, safety and durability, Clarus’ portfolio of iconic brands includes Black Diamond®, Sierra®, Barnes®, PIEPS®, and SKINourishment® sold through specialty and online retailers, distributors and original equipment manufacturers throughout the U.S. and internationally. For additional information, please visit www.claruscorp.com or the brand websites at www.blackdiamondequipment.com, www.sierrabullets.com, www.barnesbullets.com or www.pieps.com.

About Rhino-Rack

Incorporated in 1992, Rhino-Rack is a global manufacturer of high quality, innovative racks, boxes, and accessories for a range of vehicles. Constantly innovating and meeting the highest quality standards, Rhino-Rack has built a very strong brand and business model, serving thousands of very loyal and enthusiastic customers globally. For additional information, please visit the brand websites at https://www.rhinorack.com/en-au or https://www.rhinorack.com/en-us/.

Forward-Looking Statements

Please note that in this press release we may use words such as “appears,” “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this release include, but are not limited to, the overall level of consumer demand on our products; general economic conditions and other factors affecting consumer confidence, preferences, and behavior; disruption and volatility in the global currency, capital, and credit markets; the financial strength of the Company's customers; the Company's ability to implement its business strategy, the ability of the Company to execute and integrate acquisitions; changes in governmental regulation, legislation or public opinion relating to the manufacture and sale of bullets and ammunition; the Company’s exposure to product liability or product warranty claims and other loss contingencies; stability of the Company's manufacturing facilities and suppliers, including in light of disease epidemics and health-related concerns such as the coronavirus; the impact that global climate change trends may have on the Company and its suppliers and customers; the Company's ability to protect patents, trademarks and other intellectual property rights; any breaches of, or interruptions in, our information systems; fluctuations in the price, availability and quality of raw materials and contracted products as well as foreign currency fluctuations; our ability to utilize our net operating loss carryforwards; changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks; the Company’s ability to declare a dividend; a condition to closing of the acquisition of Rhino-Rack may not be satisfied and the acquisition will not be consummated; material differences in the actual financial results of the Rhino-Rack acquisition as compared with expectations, including the impact of the acquisition on Clarus’ future earnings per share; and Clarus’ ability to finance the acquisition through the upsizing of its existing credit facility. More information on potential factors that could affect the Company's financial results is included from time to time in the Company's public reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release, and speak only as of the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

Clarus Contacts:

Investors:

Gateway Investor Relations

Cody Slach

949-574-3860

CLAR@gatewayir.com